ARTICLES OF MERGER


         The undersigned corporations, in accordance with the Florida Business Corporation Act, pursuant to Section 607.1105, hereby submit the following Articles of Merger:
                                   ARTICLE ONE
                                   -----------

         The name and jurisdiction of the surviving corporation is as follows:

                  Name                             Jurisdiction
                  ----                             ------------

         Strategic Capital Resources, Inc.           Florida


                                   ARTICLE TWO
                                   -----------

         The name and jurisdiction of each merging corporation is as follows:

                  Name                             Jurisdiction
                  ----                             ------------

         Strategic Capital Resources, Inc.           Delaware


                                  ARTICLE THREE
                                  -------------

         The Agreement and Plan of Merger is attached.


                                  ARTICLE FOUR
                                  ------------

         The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State by Strategic Capital Resources, Inc. (Florida) and the date the Certificate of Merger is filed with the Delaware Secretary of State by Strategic Capital Resources, Inc. (Delaware).


                                  ARTICLE FIVE
                                  ------------

         The Agreement and Plan of Merger was authorized, ratified and approved by a vote of the majority shareholders of Strategic Capital Resources, Inc. (Florida). on August 11, 2003



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         The Agreement and Plan of Merger was authorized, ratified and approved by a written consent of the majority shareholders of Strategic Capital Resources, Inc. (Delaware) on June 30, 2003.

         These Articles of Merger may be executed in counterparts.

         Signed this 11th day of August, 2003.



                                     STRATEGIC CAPITAL RESOURCES, INC.,
                                     a Florida corporation,


                                     By: /s/ David Miller
                                        ----------------------------------------
                                           David Miller, Chief Executive Officer



                                     STRATEGIC CAPITAL RESOURCES, INC.,
                                     a Delaware corporation,

                                     By: /s/ David Miller
                                        ----------------------------------------
                                           David Miller, Chief Executive Officer